UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On October 20, 2009, SUPERVALU INC. (the “Corporation”) issued a News Release announcing its financial results for the quarter ended September 12, 2009, and updating fiscal 2010 earnings per share guidance. A copy of the News Release issued by SUPERVALU INC. in connection with this Item 2.02 is attached as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.    Other Events.

On October 20, 2009, the Corporation also announced that it would be revising its dividend policy with the intent to reduce the Corporation’s regular quarterly dividend to $0.0875 per share from $0.1750 per share, effective for the dividend payment to stockholders of record on March 1, 2010.

The information in this Item 2.02, Item 8.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	News Release of SUPERVALU INC., dated October 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 20, 2009
SUPERVALU INC.

By: /s/ Burt M. Fealing
Burt M. Fealing
Vice President, Corporate Secretary and
Chief Securities Counsel
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	News Release of SUPERVALU INC., dated October 20, 2009